UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2007
VISUAL SCIENCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-31613 (Commission File Number)	33-0727173 (IRS Employer Identification No.)

10182 Telesis Court, 6th Floor, San Diego, California (Address of Principal Executive Offices)	92121 (Zip Code)
Registrant’s telephone number, including area code: (858) 546-0040
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     This Current Report on Form 8-K is filed by Visual Sciences, Inc., a Delaware corporation formerly known as WebSideStory, Inc. (“Visual Sciences”), in connection with the matters described herein.
Item 1.01. Entry into a Material Definitive Agreement.
     On February 23, 2007, Visual Sciences entered into a Loan and Security Agreement with Silicon Valley Bank, a California corporation (“Silicon Valley Bank”), which was subsequently amended by a First Amendment to Loan and Security Agreement dated September 18, 2007.
     On December 31, 2007, Visual Sciences entered into a Second Amendment to Loan and Security Agreement with Silicon Valley Bank, pursuant to which certain financial covenants in the Loan and Security Agreement were amended with respect to (1) increasing the adjusted quick ratio to be maintained by Visual Sciences on a quarterly basis from 1.0:1.0 to 1.50:1.0 and (2) decreasing the minimum level of earnings before stock-based compensation, taxes, depreciation and amortization (“EBSTDA”) to be maintained by Visual Sciences for each of the fiscal quarters ending December 31, 2007 through December 31, 2008 from $2.5 million to zero; provided, however, that Visual Sciences may incur up to $1.25 million of acquisition-related expenses per quarter, which acquisition-related expenses will be added back into the calculation of EBSTDA for purposes of determining compliance with this covenant.
     These amendments were occasioned by, among other things, expenses incurred in connection with Visual Sciences’ proposed merger with a wholly-owned subsidiary of Omniture, Inc., pursuant to which Visual Sciences will continue as the surviving corporation and a wholly-owned subsidiary of Omniture, Inc.
     Pursuant to the Second Amendment to Loan and Security Agreement, Silicon Valley Bank also ratified and confirmed its previous waiver with respect to the event of default which may have occurred under the Loan and Security Agreement resulting from Visual Sciences’ failure to maintain a minimum level of EBSTDA in the three-month period ended September 30, 2007. In connection with the execution of the Second Amendment to Loan and Security Agreement, Visual Sciences paid Silicon Valley Bank a $12,500 fee and agreed to pay certain fees, costs and expenses incurred by it in connection with the amendment to the agreement.
     Visual Sciences also made certain representations and warranties in the Second Amendment to Loan and Security Agreement that are customary in similar agreements.
     The foregoing description of the Second Amendment to Loan and Security Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Second Amendment to Loan and Security Agreement, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

10.1	Second Amendment to Loan and Security Agreement, dated as of December 31, 2007, between Silicon Valley Bank and Visual Sciences.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISUAL SCIENCES, INC.
Date: January 7, 2008	By:	/s/ Andrew S. Greenhalgh
Andrew S. Greenhalgh
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Loan and Security Agreement, dated as of December 31, 2007, between Silicon Valley Bank and Visual Sciences.